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                                  EXHIBIT 4(a)

                              CERTIFICATE OF TRUST


     The undersigned, the trustees of Enron Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

          i. The name of the business trust being formed hereby (the "Trust") is "Enron Capital Trust I".

          ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               Chase Manhattan Bank Delaware
               1201 Market Street
               Wilmington, Delaware 19801

          iii. This Certificate of Trust shall be effective as of the date of filing.



Dated:  October 25, 1996



                                    /s/ Keith A. Crane
                                    --------------------------
                                    Name: Keith A. Crane
                                    Title: Regular Trustee



                                    CHASE MANHATTAN BANK
                                    DELAWARE


                                    By: /s/ John J. Cashin
                                       ------------------------
                                    Name:  John J. Cashin
                                    Title: Senior Trust Officer